CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        We hereby consent to the use of our report, dated May 7, 2000, in this quarterly report on Form 10-Q for Versatech, Inc.




Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
May 7, 2000